PTO/AIA/14 (03-13)
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Application Data Sheet 37 CFR 1.76	Attorney Docket Number	2514-AC
	Application Number	
Title of Invention	ULTRA PURE HYDROGEN GENERATING DEVICE	

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Legal Name

Prefix	Given Name	Middle Name	Family Name	Suffix
Mr.	Gennadiy		Glazunov	

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City	Kharkov	Country of Residence i	UA

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Address 1	Akademika Val'tera 19-A Street		
Address 2	Apartment 98		
City	Kharkov	**State/Province**	
Postal Code	61108	**Country** i	UA

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Application Information:

Title of the Invention	ULTRA PURE HYDROGEN GENERATING DEVICE		
Attorney Docket Number	2514-AC	**Small Entity Status Claimed**	☒
Application Type	Provisional		
Subject Matter	Utility		
Total Number of Drawing Sheets (if any)	1	**Suggested Figure for Publication (if any)**	2

Application Data Sheet 37 CFR 1.76	Attorney Docket Number	2514-AC
	Application Number	
Title of Invention	ULTRA PURE HYDROGEN GENERATING DEVICE	

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Application Data Sheet 37 CFR 1.76	Attorney Docket Number	2514-AC
	Application Number	
Title of Invention	ULTRA PURE HYDROGEN GENERATING DEVICE	

Statement under 37 CFR 1.55 or 1.78 for AIA (First Inventor to File) Transition Applications

☐ This application (1) claims priority to or the benefit of an application filed before March 16, 2013 and (2) also contains, or contained at any time, a claim to a claimed invention that has an effective filing date on or after March 16, 2013.
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In accordance with 37 CFR 1.14(h)(3), access will be provided to a copy of the instant patent application with respect to: 1) the instant patent application-as-filed; 2) any foreign application to which the instant patent application claims priority under 35 U.S.C. 119(a)-(d) if a copy of the foreign application that satisfies the certified copy requirement of 37 CFR 1.55 has been filed in the instant patent application; and 3) any U.S. application-as-filed from which benefit is sought in the instant patent application.

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Application Data Sheet 37 CFR 1.76	Attorney Docket Number	2514-AC
	Application Number	
Title of Invention	ULTRA PURE HYDROGEN GENERATING DEVICE	

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Organization Name	Amazonica, Corp. dba Euro American Hydrogen Corp		
Mailing Address Information For Applicant:			
Address 1	187 E. Warm Springs Rd.		
Address 2			
City	Las Vegas	**State/Province**	NV
Country	US	Postal Code	89119
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Email Address			

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Application Data Sheet 37 CFR 1.76	Attorney Docket Number	2514-AC
	Application Number	

Title of Invention	ULTRA PURE HYDROGEN GENERATING DEVICE

Organization Name			
Mailing Address Information For Non-Applicant Assignee:			
Address 1			
Address 2			
City		**State/Province**	
Country i		Postal Code	
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Signature:

NOTE: This form must be signed in accordance with 37 CFR 1.33. See 37 CFR 1.4 for signature requirements and certifications.

Signature	/Tracy P. Jong/			Date (YYYY-MM-DD)	2013-10-28
First Name	Tracy	Last Name	Jong	Registration Number	56105
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ULTRA PURE HYDROGEN GENERATING DEVICE

BACKGROUND OF THE INVENTION

1. The Field of the Invention

This application relates generally to the chemical industry and hydrogen energetics, and more specifically, to an improved device for generating ultra-pure gaseous hydrogen.

2. Background Art

Generating hydrogen with a purity of more than 99.99% is the main task of improving the technological process of its production. Ultra-pure hydrogen (purity of more than 99.999%) is of crucial importance for thermonuclear research, the chemical and electronic industry, and other uses. There are devices to generate pure hydrogen operating on the basis of water or vapor electrolytic dissolution (ref. patent of the Russian Federation 2142905, 1999; U.S. Pat No. 6,033,549, 2000; WO 00/00670, 2000, etc.), but they are not economical due to high energy consumption. The bond strengths between hydrogen and oxygen ions in the water molecule require energy input to break the bonds and release the free hydrogen. Additionally, systems for purifying the hydrogen and water vapor mixture produced by the electrolysis are required to generate ultra-pure hydrogen.

One conventional method for manufacturing pure hydrogen employs expensive photocells systems to generate electric power and devices for accumulating and purifying the hydrogen in hydride accumulators (on the basis of intermetallides) (ref. Timoshevskiy B.G., Tkach M.R., Shchyur D.V., Mukhachov A.P., Pishchuk V.K. Self-Sufficient Solar-Hydrogen Plant. Book of abstracts of 9th International Conference "Hydrogen Materials Science and Chemistry of Carbon Materials", ICHMS'2005. Sevastopol', Ukraine, 2005, p. 584-585). Not only are these processes not economically sound, they do not generate hydrogen with a purity of more than 99.99%.

Ultra-pure hydrogen can be generated by converting gaseous or liquid hydrocarbons (e.g., methane) followed by a filtering process via membrane technologies (Goltsov V.A. Hydrogen in Metals. In: Problems of Atomic Science and Technology. Series: Atomic and Hydrogen Energetics, Moscow: IAE, 1977, v. 1(2), p. 65-100). Since only hydrogen can pass through palladium (its alloys) and nickel metallic membranes due to its extra high diffusivity in these metals, hydrogen is effectively filtered to ultra-pure standards.

There is a device for vapor catalytic conversion of methane. Using this device, hydrogen is extracted from the reaction zone through hydrogen-permeable membranes of Pd-Ru alloy via a heating reaction with a helium heat-carrying medium (Pozdeev V.V., Shangin B.V., Shopshin M.F. et al. Conversion Tube for Vapor Catalytic Conversion of Hydrocarbon Gases with Hydrogen Extraction from the Reaction Zone and with the Heating by Helium Heat-Carrying Medium. In: Problems of Atomic Science and Technology. Series: Nuclear Engineering and Technology, Moscow. IAE, 1989, v.

2, p. 66-68). In the reaction volume with the gas-vapor mixture, there are palladium alloy capillaries wound on the catalyst bed of the reaction volume tube. The capillaries and the catalyst are heated with high-temperature (800-950ºC) helium flow to 530ºC. Passing through the reaction volume tube, the gas-vapor mixture is heated and converted according to the reaction: $CH_4 + H_2O = CO + 3H_2$. The conversion gas transmits a portion of the hydrogen (due to the difference in partial pressures) beyond the reaction volume. This process and device is both energy-intensive (heating the membranes with the heat-carrying medium) and complex. Another drawback is the potential for carbon poisoning of the membrane surface ($CO+H_2= H_2O+C$) which will lead to instability and operational slowdown.

Ultra-pure hydrogen is generated with combustion of hydrogen-containing inflammables near the surface of the diffusion-catalytic membrane to separate the volume of combustion from that of accumulation or consumption of pure hydrogen (Glazunov G.P. Method of Generating Ultra-pure Hydrogen. Ukrainian Pat. No. 86884. Bulletin No. 10, 2009). In that device, the hydrogen is generated by hydrocarbon combustion (e.g., ethyl alcohol, gasoline, gas and the like) on the surface of the palladium membrane and its further diffusion through the membrane into the vacuum volume. The diffusion-catalytic membranes are manufactured as tubes hermetically attached to the volume of hydrogen accumulation or to the collector at one end and hermetically brazed at the other. The device facilitates ultra-pure hydrogen generation by eliminating the need for additional purification. Only hydrogen can pass through the diffusion-catalytic palladium

(nickel) membrane at 700-800ºC temperature, separating other gases from the hydrogen.

Other disadvantages of this device are its poor reliability and maintainability. Hard brazing the tube end plunged into the flame can become depressurized in some operating modes, resulting in suspension of hydrogen production. It is very difficult to repair such a membrane consisting of several tubes, as they are strictly fixed (sealed) into the collector. Since the membrane material is not solid (the walls of the membrane are thin enough), there is a possibility of destroying or damaging the membrane while assembling or repairing the device.

Thus, there is a need for a device and process for manufacturing ultra-pure hydrogen that is reliable, maintainable, and economical to operate.

SUMMARY OF THE INVENTION

A device for generating ultra-pure hydrogen, the device comprising:

(a) a substantially cylindrical palladium tube having a first end 7 and a second end 8, wherein the first end 7 is hermetically sealed with a jointing technique;

(b) a collection end 9; and

(c) a valve disposed within a fluid conductor 10 having two ends wherein the second end of the palladium tube is hermetically sealed to a first end 11 of the fluid

conductor and the collecting end 9 is connected to a second end 12 of the fluid conductor.

In one embodiment, the collecting end is a collector 6.

In another embodiment, the collecting end is a vacuum volume 4.

In one embodiment, the palladium tube includes a diffusion catalytic membrane.

In one embodiment, the jointing technique is argon-arc welding.

Accordingly, it is a primary object of the present invention to provide an ultra-pure hydrogen generating device that is reliable, maintainable, and economical to operate.

Whereas there may be many embodiments of the present invention, each embodiment may meet one or more of the foregoing recited objects in any combination. It is not intended that each embodiment will necessarily meet each objective. Thus, having broadly outlined the more important features of the present invention in order that the detailed description thereof may be better understood, and that the present contribution to the art may be better appreciated, there are, of course, additional features of the present invention that will be described herein and will form a part of the subject matter of this specification.

BRIEF DESCRIPTION OF THE DRAWINGS

In order that the manner in which the above-recited and other advantages and objects of the invention are obtained, a more particular description of the invention briefly described above will be rendered by reference to specific embodiments thereof which are illustrated in the appended drawings. Understanding that these drawings depict only typical embodiments of the invention and are not therefore to be considered to be limiting of its scope, the invention will be described and explained with additional specificity and detail through the use of the accompanying drawings in which:

Figure 1 is a diagram depicting one embodiment of the present ultra-pure hydrogen generating device.

Figure 2 is a diagram depicting another embodiment of the present ultra-pure hydrogen generating device.

PARTS LIST

1 – palladium tube

2 – the end of palladium tube that is plunged into the influence of a hydrocarbon flame source

3 - valve

4 - vacuum volume

5 - hydrocarbon flame source

6 - collector

7 - first end of palladium tube

8 - second end of palladium tube

9 – collection end of palladium tube

10 – fluid conductor

11 – first end of fluid conductor

12 – second end of fluid conductor

DETAILED DESCRIPTION OF A PREFERRED EMBODIMENT

Disclosed herein is a device with increased reliability and maintainability for collecting ultra-pure hydrogen. As used in this specification, ultra-pure hydrogen means hydrogen gas with purity of at least 99.999%. The present device includes diffusion-catalytic membranes that serve to separate a volume of hydrocarbon combustion from that of pure hydrogen accumulation or consumption. The membranes are manufactured as tubes hermetically sealed at one end and hermetically attached to the collector or the volume of pure hydrogen accumulation or consumption at the other.

Unlike prior devices, the end 2 of membrane tube 1 that is plunged into the flame of hydrocarbon combustion is hermetically welded. A valve 3 is provided in the fluid conductor connecting the membrane tube 1 to a collector 6, a vacuum volume 4, or a hydrogen consumption point.

Figure 1 is a diagram depicting one embodiment of the ultra-pure hydrogen generating device. In Figure 1, only one palladium tube 1 is shown. The device includes a

palladium tube 1 constructed from a diffusion-catalytic membrane. In one embodiment, the palladium tube 1 is 6 millimeters in diameter, 0.25 millimeters in the diffusion-catalytic membrane thickness, and 200 millimeters in length. The palladium tube 1 is connected to the vacuum volume 4 with a fluid conductor. The palladium tube 1 essentially isolates the atmosphere from the vacuum volume 4. A valve 3 is disposed within this fluid conductor to control the fluid flow through the fluid conductor and to measure the fluid flow rate through the fluid conductor to the vacuum volume 4. The palladium tube 1 is hermetically sealed by at end 7 by argon-arc welding. Similarly, the opposing end of end 7, i.e., end 8 is also hermetically sealed to the fluid conductor by argon-arc welding.

Figure 2 is a diagram depicting another embodiment of the present ultra-pure hydrogen generating device. In Figure 2, three palladium tubes 1 are shown, each of which is connected via a fluid conductor to a collector 6. The collector 6 is in turn fluidly connected to a vacuum volume 4. Again, a valve 3 is disposed within each fluid conductor.

The device operates in the following way. Each palladium tube 1 is placed within the influence of a hydrocarbon flame source. In one embodiment, the hydrocarbon flame source is a gasoline blow torch 5. After igniting the gasoline blow torch 5, each palladium tube 1 is heated to 500-800 ºC (the temperature to which the palladium tube 1 is heated depends on the location of the palladium tube 1 within the influence of the flame). When the temperature of the palladium tube 1 reaches 700 ºC, a hydrogen flow

of about 1.5 Ncm3/s (or 0.036 liter/hour or l/hour) passes from the flame to the vacuum volume 4.

As both ends of the palladium tube 1 are argon-arc welded, the palladium tube 1 is capable of being placed within the influence of the hydrocarbon flame source without becoming unsoldered and/or detached from the fluid conductor. As a valve 3 is disposed in the fluid conductor between each palladium tube 1 (hydrogen generating source) and a collector 6 (hydrogen collection facilitating device), a break down at a hydrogen generating source will not cause the device having more than one hydrogen generating source to shut down. The valve 3 connected to a broken down hydrogen generating source is closed to prevent intrusion of foreign gases through the broken down hydrogen generating source or release of hydrogen already received at the collector 6, thereby allowing continued operation of such device and increasing the reliability and maintainability of such device. The broken down hydrogen generating source can then be removed and repaired without affecting the operations from other hydrogen generating sources.

The detailed description refers to the accompanying drawings that show, by way of illustration, specific aspects and embodiments in which the present disclosed embodiments may be practiced. These embodiments are described in sufficient detail to enable those skilled in the art to practice aspects of the present invention. Other embodiments may be utilized, and changes may be made without departing from the scope of the disclosed embodiments. The various embodiments can be combined with

one or more other embodiments to form new embodiments. The detailed description is, therefore, not to be taken in a limiting sense, and the scope of the present invention is defined only by the appended claims, with the full scope of equivalents to which they may be entitled. It will be appreciated by those of ordinary skill in the art that any arrangement that is calculated to achieve the same purpose may be substituted for the specific embodiments shown. This application is intended to cover any adaptations or variations of embodiments of the present invention. It is to be understood that the above description is intended to be illustrative, and not restrictive, and that the phraseology or terminology employed herein is for the purpose of description and not of limitation. Combinations of the above embodiments and other embodiments will be apparent to those of skill in the art upon studying the above description. The scope of the present disclosed embodiments includes any other applications in which embodiments of the above structures and fabrication methods are used. The scope of the embodiments should be determined with reference to the appended claims, along with the full scope of equivalents to which such claims are entitled.

ABSTRACT

A device for generating ultra-pure hydrogen comprising a substantially cylindrical palladium tube having a first end and a second end, wherein the first end is hermetically sealed with a jointing technique; a collection end; and a valve disposed within a fluid conductor having two ends, wherein the second end of the palladium tube is hermetically sealed to one end of the fluid conductor and the collecting end is connected to the other end of the fluid conductor.



2
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FIG. 1



2
8
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3
12
7
1
8
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9
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1
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FIG. 2